UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2023

ALSET INC.

(Exact name of registrant as specified in its charter)

Texas	001-39732	83-1079861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane
Suite 210
Bethesda, Maryland 20814	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 971-3940

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreements to Sell Stock of HWH International Inc.

On November 21, 2023, Alset International Limited, an 85.4%-owned subsidiary of Alset Inc. (the “Company”) entered into two Stock Purchase Agreements (each, a “Stock Purchase Agreement,” collectively the “Stock Purchase Agreements”), with each of Teh Wing Kwan, a citizen of Singapore, and Massive Brilliant Limited, a Hong Kong limited company (each an “Investor,” collectively, the “Investors”), the terms of each Stock Purchase Agreement being substantially the same. Pursuant to the terms of the Stock Purchase Agreements, Alset International Limited has agreed to sell 640 shares (the “Shares”) of the Common Stock of HWH International Inc., a Nevada corporation and a wholly owned subsidiary of Alset International Limited (“HWH International”), to each Investor. The consideration for each of the two purchases of stock is Eight Million U.S. Dollars ($8,000,000.00) to be paid through the issuance of a promissory note made to Alset International Limited by each Investor. HWH International has 10,000 shares issued and outstanding.

The sale of the Shares to the two Investors is subject to certain closing conditions, including conditions relating to the planned sale of HWH International.

The Stock Purchase Agreements were executed and delivered in reliance upon the exemption from securities registration afforded by Rule 903 of Regulation S, as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

Each Investor also entered into a Security Agreement, dated as of November 21, 2023. Security interest in the brokerage account into which each investor deposited the Shares (the “Collateral”) shall in each case serve as security for the Investor’s repayment of their respective promissory note, and repossession of such Collateral by Alset International Limited shall be the sole recourse for non-payment.

Certain members of the Company’s Board of Directors and management are also members of the Board of Directors and management of each of Alset International Limited and HWH International.

On September 9, 2022, Alset Capital Acquisition Corp. (“Alset Capital”) entered into an agreement and plan of merger (the “Merger Agreement”) by and among Alset Capital, HWH International and HWH Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Alset Capital (“Merger Sub”). Alset Capital is a Special Purpose Acquisition Company which is majority owned by its sponsor. Such sponsor is owned by the Company and Alset International Limited. Pursuant to the Merger Agreement, a business combination between Alset Capital and HWH International will be effected through the merger of Merger Sub with and into HWH International, with HWH International surviving the merger as a wholly owned subsidiary of Alset Capital (the “Merger”). HWH International is an indirect subsidiary of the Company through its subsidiary Alset International Limited.

The Merger has not closed as of the date of this Report and is subject to the satisfaction of certain closing conditions. Upon the closing of the sale of HWH International to Alset Capital, each of the investors will receive 6.4% of the consideration for such sale, in the form of shares of Alset Capital to be issued upon the completion of the acquisition of HWH International by Alset Capital. Alset International Limited will receive the remaining 87.2% of the consideration for the sale of HWH International to Alset Capital.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of November 21, 2023, between Alset International Limited and Teh Wing Kwan.
10.2	Secured Promissory Note, dated as of November 21, 2023.
10.3	Security Agreement, dated as of November 21, 2023, between Alset International Limited and Teh Wing Kwan.
10.4	Stock Purchase Agreement, dated as of November 21, 2023, between Alset International Limited and Massive Brilliant Limited.
10.5	Secured Promissory Note, dated as of November 21, 2023.
10.6	Security Agreement, dated as of November 21, 2023, between Alset International Limited and Massive Brilliant Limited.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALSET INC.

Dated: November 22, 2023	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Co-Chief Financial Officer